CONFIDENTIAL

  CALIFORNIA INVESTOR'S CONFIDENTIAL SUITABILITY QUESTIONNAIRE

     The information requested by this Investor's Confidential Suitability Questionnaire related to a prospective investor's proposed purchase of Shares offered by DML Services, Inc.. (the "Company" or "Issuer"). This offering is pursuant to the Company's SB-2 registration statement filed with the Securities and Exchange Commission and given an effective date of _____________________. The purpose of this Suitability Questionnaire is to assure to the Company that each prospective investor meets the standards imposed by the California Code of Regulations including whether or not a proposed investor qualifies and meets the minimum suitability requirements for investors established by the State of California. ALL ANSWERS WILL BE KEPT STRICTLY CONFIDENTIAL. However, by signing this Suitability Questionnaire the undersigned agrees that the Company may present this information to such parties as they deem appropriate if required to establish or to verify the veracity of any statements made herein by the undersigned.



I.  PERSONAL


     (Name- Please Print)


     (Social Security No.)




     (Home Address, include: Street, City, State, Zip)


     (County of Residence)


     (Telephone No.)


     (Date of Birth)

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     Have you read the SB-2 Registration Statement of DML
Services, Inc., dated _______________ 2001?

     Yes    No

     Do you consider yourself to be a suitable investor as set forth below?

     Yes    No

     1. a liquid net worth of not less than $75,000 and a gross annual income of not less than $50,000,

          or

     2.   a liquid net worth of $250,000.

     In both instances net worth is calculated exclusive of home, home furnishings and automobile.

     Will this investment exceed 10% of your net worth?

     Yes    No

     Do you consider yourself to be a sophisticated investor in that you, through your financial and business experience, are capable of evaluating the merits and risks of investment in Shares of DML Services, Inc., as set forth in the Registration Statement?

     Yes    No

II.  EMPLOYMENT HISTORY

     (Employer)


     (Position)





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     (Address)


     (Nature of Business)

     (Employer)


     (Position)



     (Address)


     (Nature of Business)


     (if term of employment is less than three years, provide the name and address of your prior employer and period employed)

III.  EDUCATIONAL BACKGROUND


     Number of years attended school _______________


     (College)

     Major____________________________  Degree
____________________


     (College)

     Major____________________________  Degree
____________________


IV.  FINANCIAL EXPERIENCE AND BACKGROUND

     Have you had training or experience in financial and business matters?

     Yes               No

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     If yes, please give details:





     Have you had any experience in investing?

     Yes               No

     Have you purchased equity securities before, such as common stock?

     Yes               No

     Have you purchased securities of companies in the catering and food services industry?

     Yes               No

     Describe the type of prior investments you have made.

     ____________________________________________________________________

     ____________________________________________________________________

     ____________________________________________________________________

     ____________________________________________________________________

     ____________________________________________________________________


V.  FINANCIAL INFORMATION

     My gross income during the preceding two years was:

     1999 $              2000 $

     My taxable income during the preceding two years was:

     1999      $              2000 $

     Was the income reported above individual or joint income?_________________


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     Please provide the approximate percentage of your current
gross income by source:

     Salary                                                 %
     Bonus and Commissions                                  %
     Dividends and Interest                                 %
     Real Estate Income                                     %
     Capital Gains (net of capital losses)                  %
     Other Income (e.g. stock options, pension, etc.)       %

     Please identify your liquid net worth excluding home, home furnishings and automobile.

     Item                                         Value

     __________________________________________________ $_____________

     __________________________________________________ $_____________

     __________________________________________________ $_____________

     __________________________________________________ $_____________

     __________________________________________________ $_____________

     __________________________________________________ $_____________

     __________________________________________________ $_____________

     TOTAL                                              $_____________

     The above information represents a realistic representation of the Undersigned's present and anticipated position, of his background, and of his knowledge and experience relating to this proposed investment. The Undersigned will notify the Issuer immediately of any material change in any such information occurring prior to the termination of the offering and submits this Suitability/Application with the knowledge that the Company is relying on the accuracy of the information contained herein.

     The Undersigned understands that in connection with this Application, a consumer credit report may be requested. Upon his request, he will be informed whether or not such a report was requested, and if so, the name and the address of the consumer reporting agency that furnished the report. The Undersigned hereby authorizes the Company to contact any of the references set

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     forth therein.

     The Undersigned acknowledges that this Suitability
Application does not bind the Company to accept the Undersigned as a Subscriber.

     I, THE UNDERSIGNED, certify that the foregoing statements and figures are a true and accurate statement of my financial condition.




     Date                          Signature


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